UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/20/2006

BJ Services Company
(Exact name of registrant as specified in its charter)

Commission File Number:  1-10570

DE	63-0084140
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4601 Westway Park Blvd., Houston, TX 77041
(Address of principal executive offices, including zip code)

713-895-5624
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

The following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Representatives of BJ Services intend to make presentations on March 20, 2006 in New Orleans at the 34th Annual Howard Weil Conference to address the fiscal year 2006 outlook and other business information about the Company, including the forward-looking information below identified as "Outlook".    The Outlook information to be presented is as follows: The Company estimates that fiscal 2006 consolidated revenue will increase 20-25% from fiscal year 2005 and fiscal 2006 earnings per share will increase 45-52% over fiscal year 2005.

The forgoing Outlook contains forward-looking statements that anticipate future performance such as the Company's prospects, outlook, expected revenue, and expenses and profits. These forward-looking statements are based on assumptions that may prove to be inaccurate, and they are subject to risks and uncertainties that may cause actual results to differ materially from expected results. These risk factors include, without limitation, general global business and economic conditions, drilling activity and rig count, pricing volatility for oil and gas, reduction in demand for our services and products, risks from operating hazards such as fire, explosion and oil spills, unexpected litigation for which insurance and customer agreements do not provide complete protection, changes in exchange rates and declines in the U.S. dollar, and risks associated with our international operations, including potential instability and hostilities. This list of risk factors is not intended to be comprehensive. More extensive information concerning risk factors may be found in our public filings with the Securities and Exchange Commission.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ Services Company

Date: March 20, 2006	By:	/s/ Margaret B. Shannon
Margaret B. Shannon
Vice President - General Counsel and Secretary